Exhibit 99.h.l.ii

Dated as of June 5, 2020

EXHIBIT A

to the Administration Contract dated April 1, 2006

between UBS Asset Management (Americas) Inc. and The UBS Funds

1.                                      UBS All China Equity Fund

2.                                      UBS Dynamic Alpha Fund

3.                                      UBS Emerging Markets Equity Opportunity Fund

4.                                      UBS Engage For Impact Fund

5.                                      UBS Global Allocation Fund

6.                                      UBS International Sustainable Equity Fund

7.                                      UBS Sustainable Development Bank Bond Fund

8.                                      UBS U.S. Small Cap Growth Fund

9.                                      UBS U.S. Sustainable Equity Fund

10.                               UBS Municipal Bond Fund

11.                               UBS Total Return Bond Fund

12.                               UBS US Dividend Ruler Fund

13.                               UBS US Quality Growth At Reasonable Price Fund